EXHIBIT 10.7(e)

STRICTLY PRIVATE AND CONFIDENTIAL

February 25, 2021

Hankey Capital, LLC

4751 Wilshire Blvd., Suite 110

Los Angeles, CA 90010

Attention: Don R. Hankey, Manager

Dear Sirs:

Reference is made to: (i) that certain letter agreement dated July 2, 2020 (the “July 2020 Letter”) entered into by and between MM CAN USA, INC. (the “Borrower”) and HANKEY CAPITAL, LLC (the “Lender”); (ii) that certain letter agreement dated December 16, 2020 entered into by and between Borrower and Lender (the “December 2020 Letter”); and (iii) that certain Senior Secured Commercial Loan Agreement between the Borrower and the Lender dated October 1, 2018 (as modified to date, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meaning set forth in the Loan Agreement. The Borrower and the Lender hereby agree as follows:

(1) Investment Agreement; Lender Consent. Pursuant to that certain Investment Agreement dated as of the date hereof (the “Investment Agreement”), MedMen NY, Inc. (“MMNY”) agreed to assume, approximately $73,000,000 of Borrower’s Obligations under the Loan Agreement and issue stock to AWH New York, LLC (“Ascend”) for an aggregate purchase price of $73,000,000 (as may be adjusted, the “Purchase Price”) payable as follows: (a) $35,000,000 in cash paid at closing (subject to adjustment and reduction in accordance with Article II of the Investment Agreement) (the “Closing Cash”); (b) $28,000,000 in seller financing (the “Seller Note”); and (c) $10,000,000 paid in cash (the “Earn-Out”) within five business days following the first adult-use marijuana sale by MMNY. In consideration of the mutual execution of this Letter Agreement, Lender shall issue its consent to the Investment Agreement in the form required by the parties thereunder as of the date hereof (the “Lender Consent”). The effectiveness of this Letter Agreement shall be conditioned on the timely issuance of the Lender Consent and the execution of the Investment Agreement.

(2) Application of Purchase Price to Obligations. The Purchase Price received by MMNY or its affiliates in connection with the transaction, net of Transaction Expenses (as defined in the December 2020 Letter) (the “Net Proceeds”), shall be used to prepay in part the Obligations outstanding under the Loan Agreement. Pursuant to the December 2020 Letter, the Borrower instructed Ascend to pay the Closing Cash (net of the Deposit (as defined in the December 2020 Letter and assuming paid to Lender in accordance with the December 2020 Letter) and Transaction Expenses) and the Earn-Out directly to Lender and to assign or issue the Seller Note in favor of Lender at the Initial Closing (as defined in the Investment Agreement), and in consideration thereof, the Obligations under the Loan Agreement shall be equally reduced as of the date of the Initial Closing (as defined in the Investment Agreement) by the Net Proceeds (which for clarity shall equal the (i) the sum of the Closing Cash, the principal amount of the Seller Note and the Earn-Out, minus (ii) the Transaction Expenses).

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(3) Assignment of Company Debt; Earn-Out Note. Notwithstanding anything to the contrary contained herein, in the Investment Agreement, the December 2020 Letter or in the Loan Documents, if on or prior to January 31, 2022, the State of New York has not passed legislation authorizing the sale of marijuana for recreational adult-use (which for clarity will occur prior to a Milestone Event as defined in the Investment Agreement), the Lender may elect, upon written notice to the Borrower to assign the right to receive the Milestone Shares Purchase Price (in accordance with Section 2.3(c) of the Investment Agreement) to the Borrower, in exchange for a promissory note (the “Earn-Out Note”) issued by the Borrower in favor of the Lender. The Earn-Out Note shall accrue interest at twelve percent (12%) per annum (which interest shall compound on the same terms as the Loan Agreement and be paid upon maturity of the Earn-Out Note) and have a maturity date of the earlier of (i) the payment of the Milestone Shares Purchase Price in accordance with the Investment Agreement, or (ii) twelve (12) months after the date of the Earn-Out Note; provided, that all or any portion of the Earn-Out Note may be pre-paid at any time without premium or penalty. In addition, the Earn-Out Note shall include an origination fee in an amount equal to twelve percent (12%) per annum interest rate on the principal amount of the Earn-Out Note deemed to have accrued between the period commencing on the date of the Initial Closing and ending on the date of the Earn-Out Note. The origination fee shall be payable in cash or added to the principal balance of the Earn-Out Note as of the date of the Earn-Out Note, as elected by the Borrower on such date. In connection with the assignment of the right to receive the Milestone Shares Purchase Price, Lender and Borrower will instruct a third-party escrow agent mutually acceptable to Lender and Borrower to receive such Milestone Shares Purchase Price and to pay down any amounts owing under the Earn-Out Note prior to distribution the distribution of any portion of the Milestone Shares Purchase Price to Borrower.

(4) Covenant Amendments. As a condition to, and effective upon the filing the Registration Statement in accordance with Section 5 below, Lender agrees that:

(a) Section 5.02(r) of the Loan Agreement shall be amended to replicate Section 7.19(a) (inclusive of modifications to corresponding defined terms) of that certain Third Amended and Restated Securities Purchase Agreement dated as of January 11, 2021 (the “GGP SPA”) and entered into between MedMen Enterprises Inc. (“Parent”) and Gotham Green Admin 1, LLC;

(b) Section 5.02(v), 5.02(w), 5.02(x) and 5.02(y) of the Loan Agreement shall be deleted in their entirety and new sections shall be added to the Loan Agreement to replicate Sections 7.19(b) and 7.19(c) (inclusive of modifications to corresponding defined terms) of the GGP SPA;

(c) The provision at the end of Section 5.02 of the Loan Agreement added pursuant to Section 14 of that certain Third Modification to Senior Secured Commercial Loan Agreement dated as of July 2, 2020 shall be deleted in its entirety;

(d) Section 5.01(c)(vii) of the Loan Agreement shall be deleted in its entirety and replaced with the following “(vii) Commencing on July 1, 2021, each week on or before Thursday of such week, a rolling 13-week cash forecast of the Guarantor, in the same form and so long as required by the Borrower’s senior lender;” and

(e) The provision “such failure shall continue for a period of ten (10) days after receipt of written notice of such failure by the Lender” shall be added to the end of Section 6.01(b)(i) of the Loan Agreement.

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(5) Registration Rights.

(a) The Borrower shall or shall cause Parent, as soon as reasonably practicable, and in any event within fifteen (15) calendar days after the date of this Letter Agreement, to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (the “Registration Statement”) under the U.S. Securities Act covering the issuance and/or resale of all Warrant Shares (as defined in the Loan Agreement) (collectively, the “Registrable Securities”), and use its reasonable best efforts to keep the Registration Statement, and any qualification, exemption or compliance under state securities laws which Parent determines to obtain, continuously effective with respect to the Warrant Shares. Lender and its affiliates will be indemnified by Borrower and Parent for any liability arising from any material misstatements or omissions in the Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by Lender for inclusion in the Registration Statement. A security shall cease to be a Registrable Security upon sale pursuant to the Registration Statement, Rule 144 under the U.S. Securities Act, or otherwise in a transaction in which the transferee received unlegended securities. Lender agrees to cooperate as reasonably requested by Borrower or Parent in connection with the preparation and filing of the Registration Statement hereunder, and Parent agrees to cooperate as reasonably requested by Lender to facilitate the disposition of the Registrable Securities, including, without limitation, opinion(s) of counsel as may be reasonably necessary in order for the Lender to sell any Registrable Securities, and remove, or cause to be removed, the notation of any restrictive legend on Lender’s book-entry account maintained by Parent’s transfer agent, and bear all costs associated with the removal of such legend in Parent’s books.

(b) For not more than thirty (30) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, Borrower or Parent may suspend the use of the prospectus included in the Registration Statement contemplated by this Section 5 in the event that Borrower or the Parent determines in good faith that such suspension is necessary to (i) delay the disclosure of material non-public information concerning the Borrower or Parent, the disclosure of which at the time is not, in the good faith opinion of Borrower or Parent, in the best interests of Borrower or Parent; or (ii) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that Borrower or Parent shall promptly (1) notify Lender in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of Lender) disclose to such Lender any material non-public information giving rise to an Allowed Delay, (2) advise Lender in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (3) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable. Lender agrees that, upon receipt of any notice from the Borrower or Parent of either (x) the commencement of an Allowed Delay or (y) the discovery that, or upon the happening of any event as a result of which, the prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, Lender will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Lender is advised by Borrower or Parent that such dispositions may again be made.

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(c) In the case of the registration effected by Parent pursuant to this Letter Agreement, the Parent shall deliver notice to Lender upon the occurrence of:

(1)	the Registration Statement or any post-effective amendment thereto has become effective;

(2)	the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(3)	the receipt by Parent of any notification with respect to the suspension of the qualification of the Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) The additional registration expenses and selling expenses incurred by Parent, Borrower or Lender in connection with any registration, qualification or compliance pursuant to this Section 5 shall be borne by Lender, on a pro rata basis, based on all securities registered under the then current or effective Registration Statement, provided that Lender’s obligation to reimburse Parent and Borrower under this clause (d) with respect to the additional expenses of Parent and Borrower shall not exceed $40,000 per annum in the aggregate.

(6) Amendment to Loan Agreement and Warrants.

(a) The parties agree to amend the last two sentences contained in Section 4 of that certain Fourth Modification to Senior Commercial Loan Agreement dated as of September 16, 2020 (the “Fourth Modification” which sentences commence with “Notwithstanding the foregoing, in the event…” and “By way of example, if Lender…” together with the requirements set forth in Section 11(f) in the B2 Warrants (as defined in the Fourth Modification) (collectively, the “Downround Provisions”) such that, upon any circumstance that would have triggered an obligation of the Borrower to reset the exercise price of the B2 Warrants (the “Downround Price Adjustment”) in accordance with the Downround Provisions the Borrower shall issue or instead shall cause Parent to issue to Lender or as directed by Lender additional warrants in the form substantially attached as Exhibit B2 to the Fourth Modification (as amended hereby and assuming issuance by Parent if applicable) (the “Downround Warrants”) covering a number Warrant Shares (as defined in the Fourth Amendment) or Class B subordinate voting shares of Parent (the "Subordinate Voting Shares") set forth in cell G28 of the Black-Scholes Option Value methodology excel model titled “MMEN Option Value Hankey Stable 2-24 v6” attached hereto as Schedule 1 using the following inputs:

(i)	cell C4 (Stock Price 5-Day VWAP (P) – USD) equal to the five (5) day volume-weighted average trading price of the Subordinate Voting Shares for the five (5) consecutive trading days ending on the trading day immediately prior to the issuance of the Downround Warrants;

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(ii)	cell C5 (Exercise Price of Option (EX) – USD) shall be the exercise price of the B2 Warrants assuming the exercise price was adjusted to reflect a Downround Price Adjustment (for example, if the exercise price of the B2 Warrants is $0.20 and the Downround Price Adjustment is $0.05, cell C5 should equal $0.15) ;
(iii)	cell C6 (Warrant Issuance Date) shall be the date of issuance of the Downround Warrants;
(iv)	cell C7 (Compounded Risk-Free Interest Rate (3-yr swap)(rf)) shall be the three (3)-year swap rate as of the day immediately prior to the issuance of the Downround Warrants;
(v)	cell C8 (Historic LTM Standard Deviation Times 80% (annualized s) shall be the twelve (12) month actual historical standard deviation of the trading price of the Subordinate Voting Shares multiplied by eighty percent (80%); and
(vi)	cell G5 (Exercise Price of Down Round Option (EX) – USD) shall be the exercise price of the B2 Warrants assuming the exercise price is adjusted to reflect the current Downround Price Adjustment.

With respect to the existing Downround Price Adjustment obligation as of the date hereof, the parties agree that the numerator used to determine the number of Downround Warrants to be issued equal six hundred sixty four thousand three hundred thirty three dollars ($664,333) and the denominator shall equal the amount set forth in cell G27 after inputting the information set forth in subparagraphs (i) through (vi) above based upon the date of issuance.

(b) The Downround Warrants issued pursuant to this Section 6 shall have an exercise period ending on September 14, 2025, and an exercise price per Warrant Share or Subordinate Voting Share as applicable equal to the five day volume-weighted average trading price of the Subordinate Voting Shares for the five (5) consecutive trading days ending on the trading day immediately prior the date that the agreement to issue the Downround Warrants is announced by Parent by way of press release or the filing of a Form 9 with the Canadian Securities Exchange in respect of such issuances, subject to the minimum price permitted by the policies of the Canadian Securities Exchange (with conversion from Canadian dollars to U.S. dollars being determined based on the exchange rate published by the Bank of Canada for the day immediately prior to the applicable funding date).

(7) Miscellaneous.

(a) This Letter Agreement, the July 2020 Letter, the December 2020 Letter and the Loan Documents constitute the entire agreement between Borrower and the Lender relative to the subject matter hereof. No provision of the July 2020 Letter, the December 2020 Letter or the Loan Agreement has been waived or modified by this Letter Agreement except as expressly provided herein. No provision of this Letter Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver is given.

(b) The provisions of this Letter Agreement are intended solely to benefit the Borrower and the Lender and to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any other creditor of the Borrower, or any other person or entity (and no such person or entity shall be a third-party beneficiary of this Letter Agreement).

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(c) The provisions of this Letter Agreement may be amended only upon the express written consent of the parties hereto.

(d) Each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

(e) This Letter Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision may be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Letter Agreement.

(f) The parties agree to keep the terms of this Letter Agreement in strict confidence and shall only disclose such terms to their officers, directors, managers, agents, advisors, financing sources and professional representatives on a need-to-know basis or to otherwise comply with applicable law.

(g) This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principle of conflicts of laws.

(h) Sections 7.04, 7.14 and Section 7.15 of the Loan Agreement are hereby incorporated into and made a part of this Letter Agreement by reference hereof.

(i) This Letter Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement. In order to expedite the execution of this Letter Agreement, a facsimile signature or emailed PDF copy of such signature shall be binding and of the same force and effect as the original signature.

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IN WITNESS WHEREOF, the parties have duly executed this Letter Agreement as of the date first above written.

MM CAN USA, INC.

By:	/s/ Timothy Bossidy
Name:	Timothy Bossidy
Title:	COO

MEDMEN ENTERPRISES INC.

By:	/s/ Timothy Bossidy
Name:	Timothy Bossidy
Title:	COO

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AGREED AND ACCEPTED:

HANKEY CAPITAL, LLC

By:	/s/ Don R. Hankey
Name:	Don R. Hankey
Title:	Manager

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WARRANT CERTIFICATE

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

THIS WARRANT IS EXERCISABLE ONLY PRIOR TO 5:00 P.M., PACIFIC TIME, ON SEPTEMBER 16, 2025, AFTER WHICH TIME THESE WARRANTS SHALL BE NULL AND VOID.

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Warrant Certificate No. 2021-03-01	Warrants to acquire _______Class B Common Shares at the Exercise Price

WARRANTS TO PURCHASE CLASS B COMMON SHARES

OF

MM CAN USA, INC.

(the “Corporation”)

(a corporation existing under the laws of the State of California)

THIS CERTIFIES THAT, for value received, _____________ located at _______________________ (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, one Class B Common Share for each Warrant evidenced by this certificate (this “Warrant Certificate”) on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Class B Common Shares at any time after the Expiry Time, and from and after the Expiry Time, the Warrants and all rights hereunder shall be void and of no value.

This Warrant Certificate is being issued to Holder as part of a series of similar warrant certificates (collectively the “Related Warrant Certificates”) issued to holders thereof (collectively, with Holder, the “Holders”) in connection with the making of that certain term loan (the “Loan”), which Loan is evidenced by that certain Senior Secured Term Note dated September 16, 2020 and governed by that certain Senior Secured Term Loan Agreement dated as of October 1, 2018, as modified by that certain First Modification to Senior Secured Commercial Loan Agreement dated April 8, 2019, and further modified by that certain Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020; and further modified by that certain Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, and further modified by that certain Fourth Modification to Senior Secured Commercial Loan Agreement dated September 16, 2020 (the “Fourth Modification”).

1. Definitions

In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Business Day” means a day which is not a Saturday, Sunday, or a civic or statutory holiday in Los Angeles, California or Toronto, Ontario;

(b)	“Class B Common Shares” means the Class B Common Shares in the capital of the Corporation as such shares were constituted on the date hereof, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 11;

(c)	“Corporation” means MM CAN USA, Inc., a corporation existing under the laws of the State of California and its successors and assigns;

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(d)	“Current Market Price” at any date shall be the volume-weighted average sale price per Class B Common Share for the 20 consecutive trading days ending immediately before such date on the Canadian Securities Exchange or such other principal stock exchange on which the Class B Common Shares may then be listed, or, if the Class B Common Shares are not listed on any stock exchange, the Current Market Price shall equal the volume-weighted average sale price per Subordinate Voting Share for the 20 consecutive trading days ending immediately before such date on the Canadian Securities Exchange (and in such case translated into U.S. dollars at the exchange rate reported by Bloomberg.com as of 5 pm Eastern Time on the 20th consecutive trading day) or such other principal stock exchange on which the Subordinate Voting Shares may then be listed, and if the Subordinate Voting Shares are not listed on any stock exchange, then the Current Market Price shall be determined by the directors, acting reasonably and in good faith, which determination shall be conclusive. The volume-weighted average sale price per Class B Common Share or Subordinate Voting Share (as applicable) shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

(e)	“Exercise Price” means U.S. $0.481 per Class B Common Share unless such price shall have been adjusted in accordance with the provisions of Section 11, in which case it shall mean the adjusted price in effect at such time.

(f)	“Exercised Shares” means, upon any exercise of the Holder’s right of purchase pursuant to this Warrant Certificate, the amount of Class B Common Shares for which subscription is being made as specified in the Subscription Form.

(g)	“Expiry Time” means 5:00 p.m., Pacific time, on September 16, 2025;

(h)	“Form of Transfer” means the form of transfer annexed hereto as Schedule “B”;

(i)	“Majority in Interest” the Holders of Related Warrant Certificates representing Warrants to acquire a majority of the Class B Common Shares that remain available for purchase under the Related Warrant Certificates.

(j)	“Parent Corporation” means MedMen Enterprises Inc., a corporation existing under the laws of the Province of British Columbia;

(k)	“person” means an individual, corporation, limited liability company, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(l)	“Subordinate Voting Shares” means the Class B Subordinate Voting Shares in the capital of the Parent Corporation.

(m)	“Subscription Form” means the form of subscription annexed hereto as Schedule “A”;

(n)	“subsidiary” has the meaning ascribed to such term in the Securities Act;

(o)	“Securities Act” means the United States Securities Act of 1933, as amended; and

(p)	“Warrants” means the Class B Common Share purchase warrants represented by this Warrant Certificate, with each Warrant being exercisable to acquire one Class B Common Share at the Exercise Price at any time prior to the Expiry Time.

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2. Expiry Time

At the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3. Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Corporation prior to the Expiry Time at its principal office this Warrant Certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, and:

(a)	a certified check, money order or wire transfer in readily available funds payable to or to the order of the Corporation in U.S. dollars in an amount equal to the Exercise Price multiplied by the number of Exercised Shares (such amount, the “Aggregate Exercise Price”); or

(b)	in lieu of paying cash for the Aggregate Exercise Price, the Holder may elect to receive a number of Class B Common Shares equal to the number of Exercised Shares, minus that number of Class B Common Shares having an aggregate Current Market Price equal to such Aggregate Exercise Price as of the Exercise Date.

Any Warrants referred to in the foregoing clauses shall be deemed to be surrendered only upon delivery of such Warrants, and, if applicable, a certified check, money order or wire transfer to the Corporation at its principal office in the manner provided in Section 26. The date of such surrender shall be deemed the “Exercise Date” for purposes of this Warrant Certificate.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder, for one or more new Warrant Certificates of like tenor representing, in the aggregate, the right to subscribe for the number of Class B Common Shares which may be subscribed for hereunder; provided, that notwithstanding the foregoing, after any election to exercise, the number of Class B Common Shares covered by this Warrant Certificate shall be deemed automatically reduced by the number of Exercised Shares.

4. Entitlement to Certificate

Upon exercise of the Warrants represented hereby and upon making all deliveries and payments as provided in Section 3, the Corporation shall cause to be issued to the Holder the Class B Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder shall become a shareholder of record of the Corporation in respect of such Class B Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates or direct registration system (DRS) advice(s) evidencing such Class B Common Shares and the Corporation shall use commercially reasonable efforts to cause such certificate or certificates or DRS Advice(s) to be mailed to the Holder at the address or addresses specified in such subscription within five (5) Business Days of such delivery and payment.

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5. Register of Warrantholders and Transfer of Warrants

The Corporation shall cause a register to be kept in which shall be entered the names and addresses of all holders of the Warrants and the number of Warrants held by them. The Warrants may be transferred by a Holder, in whole or in part in conformance with this Warrant Certificate. No transfer of Warrants shall be valid unless made by the Holder or its executors, administrators or other legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation upon compliance with such reasonable requirements as the Corporation may prescribe, including compliance with the Securities Act and all other applicable state, provincial and federal securities laws, and recorded on the register of holders of Warrants maintained by the Corporation, nor until stamp or governmental or other charges arising by reason of such transfer have been paid. The transferee of a Warrant shall, after a Form of Transfer is duly completed and the Warrant is delivered to the Corporation and upon compliance with all other reasonable requirements of the Corporation and requirements of law, be entitled to have its name entered on the register as the owner of such Warrant, free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities or rights of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The Corporation may treat the registered holder of this Warrant Certificate as the absolute owner of the Warrants represented hereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

6. Partial Exercise

The Holder may subscribe for and purchase a number of Exercised Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Class B Common Shares to which the Holder was entitled to purchase pursuant to this Warrant Certificate and which were then not purchased.

7. No Fractional Shares

Notwithstanding any adjustments provided for in Section 11 or otherwise, the Corporation shall not be required upon the exercise of any Warrants, to issue fractional Class B Common Shares in satisfaction of its obligations hereunder and no amount shall be payable by the Corporation in respect of any such fraction of a Class B Common Share.

8. Not a Shareholder

Nothing in this Warrant Certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9. No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Class B Common Shares except those Class B Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10. Covenants

(a)	The Corporation covenants and agrees that:

(i)	so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Class B Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Class B Common Shares for the time being called for by such outstanding Warrants; and

(ii)	all Class B Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Class B Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Class B Common Shares.

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(b)	The Corporation covenants and agrees that, so long as any Warrants evidenced hereby remain outstanding, it shall use commercially reasonable efforts to preserve and maintain its corporate existence.

11. Adjustment to Exercise Price

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If and whenever, at any time after the date hereof and prior to the Expiry Time, the Corporation:

(i)	issues Class B Common Shares or securities exchangeable for or convertible into Class B Common Shares to all or substantially all the holders of the Class B Common Shares as a stock dividend;

(ii)	makes a distribution on its outstanding Class B Common Shares payable in Class B Common Shares or securities exchangeable for or convertible into Class B Common Shares;

(iii)	subdivides its outstanding Class B Common Shares into a greater number of Class B Common Shares; or

(iv)	consolidates its outstanding Class B Common Shares into a smaller number of Class B Common Shares;

(any of such events being called a “Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date or record date for a Share Reorganization, as the case may be, at which the holders of Class B Common Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date, as the case may be, by a fraction, the numerator of which is the number of Class B Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Share Reorganization and the denominator of which is the number of Class B Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Class B Common Shares are distributed, the number of Class B Common Shares that would have been outstanding had all such securities been exchanged for or converted into Class B Common Shares on such effective date or record date).

(b)	If and whenever, at any time after the date hereof and prior to the Expiry Time, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Class B Common Shares under which such holders are entitled to subscribe for or purchase Class B Common Shares or securities exchangeable for or convertible into Class B Common Shares, where:

(i)	the right to subscribe for or purchase Class B Common Shares, or securities exchangeable for or convertible into Class B Common Shares, expires not more than forty-five (45) days after the record date of such issue (such period being the “Rights Period”); and

(ii)	the cost per Class B Common Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Class B Common Shares in addition to any direct cost of Class B Common Shares) (in this Section 11 called the “Per Share Cost”) is less than 95% of the Current Market Price of the Class B Common Shares on the record date,

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(any of such events being called a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)	the numerator of which is the aggregate of:

	(1)	the number of Class B Common Shares outstanding as of the record date for the Rights Offering; and

	(2)	a number determined by dividing the product of the Per Share Cost and:

		(I)	where the event giving rise to the application of this Section 11(b) was the issue of rights, options or warrants to the holders of Class B Common Shares under which such holders are entitled to subscribe for or purchase additional Class B Common Shares, the number of Class B Common Shares so subscribed for or purchased during the Rights Period, or

		(II)	where the event giving rise to the application of this Section 11(b) was the issue of rights, options or warrants to the holders of Class B Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Class B Common Shares, the number of Class B Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Class B Common Shares as of the record date for the Rights Offering; and

(B)	the denominator of which is:

	(1)	in the case described in paragraph 11(b)(A)(2)(I), the number of Class B Common Shares outstanding, or

	(2)	in the case described in paragraph 11(b)(A)(2)(II), the number of Class B Common Shares that would be outstanding if all the Class B Common Shares described in paragraph 11(b)(A)(2)(II) had been issued, as at the end of the Rights Period.

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Any Class B Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 11(b) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 11(b), the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Class B Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

(c)

If and whenever, at any time after the date hereof and prior to the Expiry Time, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all its Class B Common Shares of:

	(i)	shares of the Corporation of any class other than Class B Common Shares;

	(ii)	rights, options or warrants to acquire Class B Common Shares or securities exchangeable for or convertible into Class B Common Shares;

	(iii)	evidence of indebtedness; or

	(iv)	any securities, property or other assets,

and if such issuance or distribution does not constitute (A) a Share Reorganization, or (B) a Rights Offering (any of such non-excluded events being called a “Special Distribution”), then the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

		(A)	the numerator of which is:

			(1)	the product of the number of Class B Common Shares outstanding on such record date and the Current Market Price of the Class B Common Shares on such record date; less

			(2)	the aggregate fair market value (as determined by action by the directors of the Corporation, acting reasonably and in good faith, whose determination shall be conclusive) to the holders of the Class B Common Shares of such securities, evidence of indebtedness, property or other assets so issued or distributed in the Special Distribution; and

		(B)	the denominator of which is the number of Class B Common Shares outstanding on such record date multiplied by the Current Market Price of the Class B Common Shares on such record date.

Any Class B Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

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(d)

If and whenever, at any time after the date hereof and prior to the Expiry Time, there is a capital reorganization of the Corporation or a reclassification or other change in the Class B Common Shares, or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the outstanding Class B Common Shares or a change or exchange of the Class B Common Shares into or for other shares, securities or property), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Holder, upon exercising the Warrants after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Class B Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Class B Common Shares to which such Holder was theretofore entitled upon exercise of the Warrants. If determined appropriate by action of the directors of the Corporation, acting reasonably and in good faith, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant Certificate will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant Certificate approved by action by the directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.

(e)

If at any time after the date hereof and prior to the Expiry Time any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Sections 11(a), (b) or (c), then the number of Class B Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Class B Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12. Rules Regarding Adjustments

(a)	The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this Section 12(b), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 11 if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event.

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(d)	No adjustment in the Exercise Price (or the number of Class B Common Shares issuable upon exercise hereof) will be made under Section 11 in respect of any dividends paid in the ordinary course to holders of Class B Common Shares, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation, and any such dividend will be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution, or in respect of any distribution of Class B Common Shares pursuant to the exercise of stock options granted under incentive plans of the Corporation or pursuant to the redemption or exchange in accordance with their terms of securities of any subsidiaries of the Corporation.

(e)	If at any time a dispute arises with respect to adjustments provided for in Section 11, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Corporation, acting reasonably and in good faith, and any such determination will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation.

(f)	If, after the date of issuance of the Warrants, the Corporation takes any action affecting the Class B Common Shares, other than an action described in Section 11, which in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, as determined by action by the directors of the Corporation, but subject in all cases to any necessary regulatory approval.

(g)	If the Corporation sets a record date to determine the holders of the Class B Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced by this Warrant Certificate, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Corporation covenants to and in favour of the Holder that so long as the Warrants remain outstanding, it will give notice to the Holder of its intention to fix a record date or effective date for any event referred to in Sections 11(a), (b) or (c) (other than the subdivision or consolidation of the Class B Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given.

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13. Consolidation and Amalgamation

(a)	The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers are necessary or advisable to establish that upon the consummation of such transaction:

	(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

	(ii)	the Warrants will be valid and binding obligations of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate.

(b)	Whenever the conditions of Section 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14. Legends

Any certificate representing the Class B Common Shares issued upon the exercise of the Warrants will bear the following legend:

“THE COMMON SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH COMMON SHARES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH COMMON SHARES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION AS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MM CAN USA, INC.”

15. Representation and Warranty

(a)	The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate power and authority to create and issue the Warrants evidenced by this Warrant Certificate and the Class B Common Shares issuable upon the exercise hereof and to perform its obligations hereunder.

(b)	By accepting this Warrant Certificate on the date hereof, the Holder hereby represents and warrants with and to the Corporation that the Holder:

	(i)	is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and, was not formed for the specific purpose of acquiring the Class B Common Shares and is entering into this Warrant Certificate for his, her or its own account for investment purposes only, and not with a view toward the distribution or the resale thereof and that the Warrants and the Class B Common Shares into which they are exercisable must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder;

	(ii)	UNDERSTANDS THAT THE ISSUANCE OF THE WARRANTS HAS NOT BEEN REGISTERED UNDER THE LAWS OF ANY JURISDICTION (INCLUDING THE SECURITIES ACT), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR THE LAWS OF ANY FOREIGN JURISDICTION); AND FURTHER UNDERSTANDS THAT THE CORPORATION HAS NOT BEEN, AND IS NOT ANTICIPATED TO BE, REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”);

	(iii)	understands that the Warrants are not part of a public offering facilitated by means of any form of general solicitation or general advertising not permitted by Regulation D under the Securities Act and understands that the Warrants may not be offered, resold or otherwise transferred (including by pledge or by hypothecation) unless such offer, resale or transfer (x) is pursuant to a valid registration statement under the Securities Act and any applicable state or foreign securities or “blue sky” laws or (y) is pursuant to an exemption from the registration requirements of the Securities Act, and, in each case, in compliance with any applicable state or foreign securities or “blue sky” laws (which imposes substantial restrictions on transfer) and determination by the Corporation that any such resale or transfer will not cause the Corporation to be required to register as an investment company under the Investment Company Act;

	(iv)	the representations and warranties of the Holder contained in that certain Warrant Subscription Certificate dated as of January 13, 2020 and entered into by the Holder, are true and correct in all material respects as of the date hereof and shall survive the issuance of the Warrants.

	(v)	if required by applicable securities laws, the Corporation or the Parent Corporation, the Holder covenants and agrees to execute, deliver and file or assist, including by way of providing requisite information, the Corporation or the Parent Corporation, as applicable, in filing such reports, undertakings and other documents with respect to the issuance of the Warrants, the Class B Common Shares or any shares of the Parent Corporation as may be required by any securities commission, stock exchange or other regulatory authority;

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(vi)	acknowledges and consents to the collection, use and disclosure of the information provided by the Holder or collected by the Corporation, the Parent Corporation or their agents as reasonably necessary in connection with the Holder’s subscription of the Warrants, the Class B Common Shares or any shares of the Parent Corporation. Such information is being collected by the Corporation or the Parent Corporation for the purposes of completing such issuance and subscription, which includes, without limitation, determining the Holder’s eligibility to subscribe for the Warrants, the Class B Common Shares or the shares of the Parent Corporation under applicable securities laws, preparing and registering the securities to be issued to the Holder and completing filings required by any stock exchange or securities regulatory authority. The Holder’s information may be disclosed by the Corporation or the Parent Corporation to: (i) stock exchanges or securities regulatory authorities (with may thereafter publicly disclose such information in accordance with their rules and policies); (ii) the Canada Revenue Agency, the Internal Revenue Service or other taxing authorities; and (iii) any of the other parties involved in the transactions described within this Warrant Certificate, including legal counsel, and may be included in record books prepared in connection with the transactions described herein. By accepting this Warrant Certificate, the Holder is deemed to be consenting to the foregoing collection, use and disclosure of the Holder’s information; and

(vii)	hereby provides consent to the disclosure of his, her or its information to the Canadian Securities Exchange (the “CSE”) pursuant to Form 9 – Notice of Issuance or Proposed Issuance of Listed Securities of the CSE or otherwise pursuant to such filing and the collection, use and disclosure of his, her or its information by the CSE in the manner and for the purposes described in Appendix A of such Form 9 or as otherwise identified by the CSE, from time to time.

16. If Share Transfer Books Closed

The Corporation shall not be required to deliver certificates for or other evidence of Class B Common Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose, and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Class B Common Shares called for thereby during any such period, delivery of certificates for or other evidence of Class B Common Shares may be postponed for a period not exceeding five (5) Business Days after the date of the re-opening of said share transfer books.

17. Protection of Shareholders, Officers and Directors

Subject to as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants represented hereby shall be taken against any shareholder, employee, consultant, officer or director of Parent Corporation, the Corporation or any of their subsidiaries, either directly or through Parent Corporation, the Corporation or such subsidiaries, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby, are solely corporate obligations of the Corporation and that no personal liability whatever shall attach to or be incurred by the shareholders, employees, consultants, officers or directors of Parent Corporation, the Corporation or any of their subsidiaries or any of them in respect thereof, any and all rights and claims against every such shareholder, employee, consultant, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

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18. Lost Certificate

If this Warrant Certificate becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms, as it may in its discretion impose, issue and countersign a new certificate of like denomination, tenor and date as this Warrant Certificate. The applicant for the issue of a new Warrant Certificate pursuant to this Section 18 shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion, acting reasonably, and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion, acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.

19. Governing Law; Arbitration

This Warrant Certificate and the Warrants shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of laws principles. Any claim or controversy arising out of or relating to the Warrants or this Warrant Certificate or any breach thereof between the parties shall be submitted to FINAL AND BINDING ARBITRATION BEFORE JAMS IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES, PURSUANT TO THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES. ALL PARTIES FURTHER AGREE THAT THE ARBITRATION SHALL BE CONDUCTED BEFORE A SINGLE JAMS ARBITRATOR WHO IS A RETIRED CALIFORNIA OR FEDERAL JUDGE OR JUSTICE. The parties shall mutually agree on one arbitrator from the list provided by the arbitrating organization; provided that if the parties cannot agree, then each party shall select one arbitrator from the list, and the two (2) arbitrators so selected shall agree upon a third (3rd) arbitrator chosen from the same list, which third (3rd) arbitrator shall determine the dispute. The arbitrator shall, to the fullest extent permitted by law, have the power to grant all legal and equitable remedies including provisional remedies and award compensatory damages provided by law, however, the arbitrator shall not have authority to award punitive or exemplary damages. The arbitrator shall award costs and attorneys’ fees in accordance with the terms and conditions of this Warrant Certificate. The prevailing party in any arbitration or litigation shall be reimbursed for its arbitration costs (including attorneys’ fees) by the non-prevailing party. The parties further agree that, upon application of the prevailing party, any Judge of the Superior Court of the State of California, for the County of Los Angeles, may enter a judgment based on the final arbitration award issued by the JAMS arbitrator, and the parties expressly agree to submit to the jurisdiction of this Court for such a purpose. No action at law or in equity based upon any claim arising out of or related to this Warrant Certificate shall be instituted in any court by any party (or their respective equity holders) except (A) an action to compel arbitration pursuant to this Section 19 or (B) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 19. THE PARTIES UNDERSTAND THAT BY AGREEMENT TO BINDING ARBITRATION THEY ARE GIVING UP THE RIGHTS THEY MAY OTHERWISE HAVE TO TRIAL BY A COURT OR A JURY AND ALL RIGHTS OF APPEAL AND TO AN AWARD OF PUNITIVE OR EXEMPLARY DAMAGES.

20. Severability

If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

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(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

21. Headings

The headings of the articles, sections, subsections, clauses and paragraphs of this Warrant Certificate have been inserted for convenience and reference only and do not define, alter, limit or enlarge the meaning of any provision of this Warrant Certificate.

22. Numbering of Articles, etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, paragraph or schedule refers to the article, section, subsection, clause, paragraph or schedule bearing that number or letter in this Warrant Certificate.

23. Gender

Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24. Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

25. Binding Effect

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors and assigns. This Warrant Certificate may be executed in counterparts, each of which will be deemed to be an original and both of which together will constitute a single agreement. The exchange of copies of this Warrant Certificate via email or other electronic means and of electronic signatures shall constitute effective execution and delivery of this Warrant Certificate as to the parties hereto. Electronic signatures transmitted via email or other electronic means shall be deemed to be an original signature for all purposes.

26. Notice

Any notice, document or communication required or permitted by this Warrant Certificate to be given by a party hereto shall be in writing and is sufficiently given to the other party if delivered personally, or if sent by prepaid registered mail, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a)	to the Holder, at:
Hankey Capital, LLC 4751 Wilshire Blvd., Suite 110 Los Angeles, CA 90010 Attn: W. Scott Dobbins, President

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(b)	to the Corporation, at:
MM CAN USA, Inc. 10115 Jefferson Boulevard Culver City, California U.S.A. 90232

Attention:	Dan Edwards, SVP, Legal Affairs
E-mail:	dan.edwards@medmen.com

Notice so mailed shall be deemed to have been given on the fifth (5th) Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

27. Time of Essence

Time shall be of the essence of this Warrant Certificate.

28. Currency

All dollar amounts referred to in this Warrant Certificate are in U.S. Dollars, except where expressly indicated otherwise.

29. Modification

Unless otherwise provided, no modification or amendment of any provision of this Warrant Certificate or consent to departure from the terms of this Warrant Certificate will be effective unless in writing and approved by the Corporation and a Majority in Interest.

[Remainder of the page intentionally left blank]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of this 1st day of March, 2021.

MM CAN USA, inc., a California corporation

By:
Name:
Its:

MEDMEN ENTERPRISES INC. RIGHTS CERTIFICATE

Each Warrant evidenced hereby and each Class B Common Share issuable on exercise of such Warrants shall have attached to it a right (a “Right”) that shall entitle the Holder to receive one Class B Subordinate Voting Share of MedMen Enterprises Inc. (each a “Subordinate Voting Share”) upon the redemption or exchange of such Class B Common Shares in accordance with their terms. The Rights will not be tradable separately from the Warrants nor the Class B Common Shares. This Warrant Certificate shall evidence the Rights. The Holder acknowledges that the Rights and the Subordinate Voting Shares are issued by MedMen Enterprises Inc. and may be subject to resale restrictions under applicable Canadian securities laws and that this legend shall be deemed to be on the certificate that represents the Rights: Unless permitted under securities legislation, the holder of this security must not trade the security before July 2, 2021.

MEDMEN ENTERPRISES INC.
By:
Name: Its:

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SCHEDULE “A”
SUBSCRIPTION FORM

TO:	TO: MM CAN USA, INC.
10115 Jefferson Boulevard Culver City, California U.S.A. 90232

The undersigned holder of the within Warrant Certificate dated as of March 1, 2021 (the “Warrant Certificate”) hereby irrevocably subscribes for _________ Class B Common Shares (the “Shares”) of MM CAN USA, Inc., a California corporation (the “Corporation”) pursuant to the Warrant Certificate at the Exercise Price per Warrant specified in the said Warrant Certificate and encloses herewith cash or a certified check, money order or wire transfer payable to or to the order of the Corporation in payment of the subscription price therefor or has selected below to exercise the applicable Warrants on a cashless basis pursuant to Section 3(b) of the within Warrant Certificate. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

☐	Please check box if the undersigned holder is exercising Warrants on a cashless basis pursuant to Section 3(b) of the within Warrant Certificate and specify the number of Exercised Shares _________.

The undersigned represents, warrants and certifies that the undersigned:

(i)	is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and, was not formed for the specific purpose of acquiring the Shares and is acquiring the Shares for his, her or its own account for investment purposes only, and not with a view toward the distribution or the resale thereof and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder;

(ii)	UNDERSTANDS THAT THE OFFERING AND THE SALE OF THE SHARES HAS NOT BEEN REGISTERED UNDER THE LAWS OF ANY JURISDICTION (INCLUDING THE SECURITIES ACT), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR THE LAWS OF ANY FOREIGN JURISDICTION); AND FURTHER UNDERSTANDS THAT THE CORPORATION HAS NOT BEEN, AND IS NOT ANTICIPATED TO BE, REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”);

(iii)	understands that the Shares purchased by him, her or it is not part of a public offering facilitated by means of any form of general solicitation or general advertising not permitted by Regulation D under the Securities Act and understands that the Shares may not be offered, resold or otherwise transferred (including by pledge or by hypothecation) unless such offer, resale or transfer (x) is pursuant to a valid registration statement under the Securities Act and any applicable state or foreign securities or “blue sky” laws or (y) is pursuant to an exemption from the registration requirements of the Securities Act, and, in each case, in compliance with any applicable state or foreign securities or “blue sky” laws (which imposes substantial restrictions on transfer) and determination by the Corporation that any such resale or transfer will not cause the Corporation to be required to register as an investment company under the Investment Company Act;

(iv)	if required by applicable securities laws, the Corporation or the Parent Corporation, the undersigned covenants and agrees to execute, deliver and file or assist, including by way of providing requisite information, the Corporation or the Parent Corporation, as applicable, in filing such reports, undertakings and other documents with respect to the issuance of the Shares or any shares of the Parent Corporation as may be required by any securities commission, stock exchange or other regulatory authority;

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(v)	acknowledges and consents to the collection, use and disclosure of the information provided by the undersigned or collected by the Corporation, the Parent Corporation or their agents as reasonably necessary in connection with the undersigned’s subscription of the Shares or any shares of the Parent Corporation. Such information is being collected by the Corporation or the Parent Corporation for the purposes of completing such issuance and subscription, which includes, without limitation, determining the undersigned’s eligibility to subscribe for the Shares or the shares of the Parent Corporation under applicable securities laws, preparing and registering the securities to be issued to the undersigned and completing filings required by any stock exchange or securities regulatory authority. The undersigned’s information may be disclosed by the Corporation or the Parent Corporation to: (i) stock exchanges or securities regulatory authorities (with may thereafter publicly disclose such information in accordance with their rules and policies); (ii) the Canada Revenue Agency, the Internal Revenue Service or other taxing authorities; and (iii) any of the other parties involved in the transactions described within this Subscription Form, including legal counsel, and may be included in record books prepared in connection with the transactions described herein. By executing this Subscription Form, the undersigned is deemed to be consenting to the foregoing collection, use and disclosure of the undersigned’s information;

(vi)	hereby provides consent to the disclosure of his, her or its information to the Canadian Securities Exchange (the “CSE”) pursuant to Form 9 – Notice of Issuance or Proposed Issuance of Listed Securities of the CSE or otherwise pursuant to such filing and the collection, use and disclosure of his, her or its information by the CSE in the manner and for the purposes described in Appendix A of such Form 9 or as otherwise identified by the CSE, from time to time; and

(vii)	the representations and warranties of the undersigned (or its successor in interest) contained in that certain Warrant Subscription Certificate dated as of January 13, 2020 and entered into by the undersigned (or its successor in interest), are true and correct in all material respects with respect to the undersigned as of the date hereof and shall survive the issuance of the Shares.

[Signature Page to Follow]

DATED this _____ day of _____________________, 20______.

NAME:
Signature:
Registration Instructions:

☐

Please check box if the Class B Common Share certificates or other applicable evidence for the Shares subscribed for hereunder are to be delivered at the office where this Warrant Certificate is surrendered, failing which the Class B Common Share certificates or other applicable evidence will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Class B Common Share certificates or other applicable evidence for the Class B Common Shares subscribed for hereunder.

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SCHEDULE “B”
FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned Warrantholder hereby sells, assigns and transfers unto ________________ (the “Transferee”), at the address of _________________________, an aggregate of __________ Warrants to purchase Class B Common Shares in the capital of MM CAN USA, Inc., a California corporation (the “Corporation”) registered in the name of the undersigned on the records of the Corporation represented by the within Warrant Certificate, and irrevocably appoints the Chief Financial Officer of the Corporation as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

DATED the _______ day of ______________________, 20_____.

Witness Signature (if Warrantholder is an individual)	Signature of Warrantholder

Acknowledged and accepted by the Transferee as of the above date:

Witness Signature (if Transferee is an individual)	Signature of Transferee

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